                                                                   EXHIBIT 10.29

                                   AGREEMENT

               On the Creation and Functions of the Joint Venture

                                "SOVAM TELEPORT"

         The Institute for Automated Systems ("IAS"), a juridical person under the laws of the USSR, and San Francisco/Moscow Teleport, Inc. ("SFMT"), a juridical person under the laws of California, hereby agree to the following:

                                   ARTICLE 1

         IAS and SFMT (the "Participants") hereby establish a joint venture under the laws of the USSR, to be created in the USSR in the city of Moscow ("the Venture"). The Venture is to be established for the transmission of packet-switched digital information between the USSR and the USA, and for the purposes of providing and ensuring users of digital packet-switched computer communications in the USSR and USA with advanced means of fulfilling joint humanitarian, scientific, technical, and commercial projects, and with consultation and computer technology training. The Venture will also develop and implement solutions to complex problems of its customers. To pursue these goals, the Venture will carry out other commercial activities and provide goods and services to customers in the USSR and abroad, as the Venture wishes. The Venture will independently develop and approve its own program of economic, production, and trade activities.

                                   ARTICLE 2

        Name for the Venture:
        In Russian:
        ["[ILLEGIBLE]"]
        In English:
        "SOVAM TELEPORT".
        Location of the Venture:
        USSR, 103009, Moscow, Nezdanova Street, 2a.

                                   ARTICLE 3

         The Venture will be established and will operate until the effective date of termination of this Agreement.

                                   ARTICLE 4

         The Venture will be a legal entity governed by Soviet law. The Venture will be established, function and conduct its activities in accordance with Soviet legislation, this Agreement, and the Charter, which is an integral part of this Agreement. Where this Agreement and the Charter appear contradictory or inconsistent, the terms of this Agreement will prevail.

                                   ARTICLE 5

         This Agreement will become effective, and the Venture will be deemed to establish and begin its operations, on and from the date of its registration with the USSR Ministry of Finance.

                                   ARTICLE 6

         The capital stock of the Venture will initially consist of cash with a value of 500,000 U.S. dollars and will be formed by the contributions of the Participants. IAS will contribute the sum of 250,000 U.S. dollars in roubles and will thus own 50% of the capital stock of the Venture. The conversion of this sum from U.S. dollars into roubles will be made in accordance with the official exchange rate of the USSR Gosbank on the day of the contribution. SFMT will contribute the sum of 250,000 U.S. dollars, and will thus own 50% of the capital stock of the Venture. IAS and SFMT will make their contributions to the capital stock of the Venture in cash, to the Venture's accounts in the USSR Gosbank and the USSR Vneshekonombank, respectively, within thirty (30) days after the opening of the accounts, provided that the registration of the Venture with the USSR Ministry of Finance will have been completed.

                                   ARTICLE 7

         The Board of Directors of the Venture may modify the amount of the capital stock of the Venture, in its discretion. For this purpose, it may accept supplementary contributions from the Participants, or, if so decided by the Board of Directors, may use the profits of the Venture itself.

                                   ARTICLE 8

         The following necessary funds will be established to ensure and support the Venture's activities and social benefits:

        (1) a reserve fund of up to 25% of the capital stock.
        (2) a fund for research and development of production, science, and technology.
        (3) a fund for employee benefits, including financial and social benefits and necessary housing.
        The amounts and procedures for allocating the funds, and the use of the funds, will be determined by the Board of Directors.

                                   ARTICLE 9

         The valuation of any capital goods, personal property rights and/or personal rights not pertaining to property to be contributed by either Participant to the capital stock of the Venture will be carried out by mutual Agreement of the Participants, taking into account prices on the world market. The recalculation of the value of contributions into roubles will be conducted in accordance with the official USSR Gosbank rates of exchange on the day such currency is deposited in the account of the Venture.

                                   ARTICLE 10

         The property of the Venture will be insured by the insurance joint-stock company of the USSR (Ingosstrakh).

                                   Article 11

         The Venture shall have a supreme body, executive body and audit body. The supreme body and authority of the Venture will be the Board of Directors, consisting of four (4) members, two (2) appointed by each of the Participants. Day-to-day operations of the Venture and the implementation of decisions of the Board of Directors will be carried out by the Management. The Management will be headed by the General Director, who will be appointed by the Board of Directors. The Management is formed of the persons appointed by the Participants. The authority of the Board of Directors and the Management, and the procedures for making decisions, are described in the Charter. The Venture shall have an Audit Committee formed according to the procedure described in the Charter. Matters relating to the administration of the Venture not addressed by this Agreement will be determined by the Charter or by the Board of Directors.

                                   ARTICLE 12

         For the creation, development, and functioning of the Venture, the Venture will acquire and/or develop sufficient technical and technological documentation to ensure its effective functioning, including plans for developing technology and achieving high productivity.

                                   ARTICLE 13

         The Venture may carry out its activities in the USSR and abroad. The Venture shall have an independent economic status and will function on the basis of complete selfsupport, hard currency self-repayment, and self-financing. Export and import activities should be carried out by the Venture independently, as well as through Soviet foreign trade organizations, or other Soviet foreign organizations engaging in foreign economic activity. All products or services imported into the USSR by the Venture will be exempt from all customs duties, or tariffs, or similar charges in accordance with Soviet legislation.

                                   ARTICLE 14

         The Venture will have its own intellectual and industrial property rights, under and in accordance with Soviet legislation, which rights will safeguard such property of the Venture as patents, unpatented inventions, "know how", copyrights, trade secrets, industrial designs and trademark rights. Procedures for the commercial usage, protection, and defense of these rights by the Venture within the USSR and abroad will be determined by the Board of Directors. The Participants will not possess any individual rights to any such property of the Venture, or to any other objects or property contributed by either Participant to the capital stock of the Venture. The Venture will have the right to ownership of property, except for rights to ownership of the earth, innermost depths of the earth, bodies of water, and forests.

                                   ARTICLE 15

         Each Participant, its agents, representatives or employees will maintain strict confidentiality with respect to all technical, financial, commercial, and other information received from the other Participant, and will take all reasonable measures to protect such information from unauthorized use or disclosure for a period of five (5) years after the termination of this Agreement. The transfer of such information to third parties, publications or any other disclosures of such information, at any time until expiration of the five-year period after the termination of the present Agreement, may be undertaken only if there is consent of the other Participant (irrespective of the reason for the termination of the present Agreement).

                                  ARTICLE 16

         The Venture will have the right, in conducting its activities such as export and import operations and marketing, to invite foreign specialists to the USSR, to send specialists abroad on business trips, and to make arrangements to pay their reasonable travel, lodging, meals, and other expenses in connection with such trips. The Venture will also have the right to conclude contracts and agreements with the partners in the USSR and in other countries.

                                   ARTICLE 17

         The undersigned Participants will use their best efforts to refrain from conducting activities that might inflict harm on the Venture.

                                   ARTICLE 18

         Each Participant will have the right, upon request, to receive complete, current, and accurate information on the Venture's activity, status of the Venture's property, profits and losses through its participation on the Board of Directors. The Venture will, in accordance with Soviet legislation, keep and report accurate records, and will conduct regular audits as provided in the Charter. The profits of the Venture, minus a sum allocated to the USSR State Budget as provided by Soviet legislation, and sums dedicated to the establishment and increase of the Venture's funds as determined by the Board of Directors, will be distributed among the Participants in proportion to their ownership of the capital stock. The Venture will have no obligation to pay any tax on profit in accordance with applicable Soviet legislation. SFMT will have the right to transfer its allocated percentage of the Venture's profits in hard currency abroad, and shall be exempt from applicable withholding taxes to the maximum extent permitted by Soviet law.

                                   ARTICLE 19

         Failure by either Participant to carry out any of its responsibilities under this Agreement will not be a violation of the Agreement if caused by an event of "force majeure" (i.e., an event unforeseen by that Participant and beyond the reasonable control of that Participant).

                                   ARTICLE 20

         The Venture will be liquidated if: (a) the Participants unanimously decide on its liquidation at a meeting of the Board of Directors; or (b) the Council of Ministers of the USSR determines that the activities of the Venture do not conform to the aims and purposes set forth in this Agreement or to the Charter. Either Participant has the right to withdraw from the Venture giving written notice 12 months in advance. In the event of liquidation of the Venture, the Participants will receive monetary and/or commodity returns based on the residual value of their contributions in portions corresponding to their ownership of the capital stock of the Venture at the moment of liquidation, after the satisfaction of all debts owed by the Venture to third parties.

                                   ARTICLE 21

         In the event that disagreements or disputes arise with respect to the interpretation or performance of this Agreement or any of its provision, the Participants will use their best efforts to resolve them through consultation. Disagreements or disputes that are not settled by such consultation will be submitted to binding arbitration. Each disagreement or dispute relating to the day-to-day operations of the Venture will be resolved by the Court of Arbitration of the USSR Chamber of Commerce and Industry. All disputes between the Participants, or among the Participants and the Venture, will be resolved by an arbitrator appointed by the Stockholm Chamber of Commerce in Stockholm, Sweden, in accordance with its arbitration rules. All decisions resulting from such arbitration will be final and binding on all Participants thereto.

                                   ARTICLE 22

         Changes and additions to this Agreement and/or the Charter will be valid only if they are presented in written form and signed by authorized representatives of both Participants.

                                   ARTICLE 23

         The personnel of the Venture will primarily consist of Soviet citizens. The Management will determine the number of personnel, under the guidance and subject to the discretion of the Board of Directors.

                                   ARTICLE 24

         The Venture may create branches and representative offices in the USSR and/or abroad, which will exist and act in accordance with provisions adopted by the Board of Directors. Branches of the Venture may be designated as separate legal parties, in which case they will not be liable for the obligations of the Venture and the Venture will not be liable for the obligations of the branches. Authorized representatives of the Venture will not have separate legal status, but will act in the name of the Venture.

                                   ARTICLE 25

          In the event that the present Agreement does not become effective pursuant to Article 5 within six (6) months from the date of signing of this Agreement by the Participants, this Agreement will have no further force or effect, and the Participants will have no liability to one another. From the moment this Agreement is executed, all previous or other correspondence, or negotiations relating to it will have no further force or effect. Appendices to the present Agreement are its integral parts. This Agreement is executed on the ____ day of ____, 1989, in four original copies, Russian and English, both versions being identical and equally valid.

                THE LEGAL ADDRESSES OF THE PARTICIPANTS WILL BE:

INSTITUTE FOR AUTOMATED SYSTEMS         SAN FRANCISCO/MOSCOW TELEPORT,
                                         INC.

103009 Moscow                           3278 Sacramento Street
Nezhdanova Street, 2a                   San Francisco, CA 94115 U.S.A.

                        SIGNED FOR THE PARTICIPANTS:

       IAS                                               SFMT

By:  [ILLEGIBLE]                                By:  [ILLEGIBLE]
   --------------------------                      --------------------------
Its:                                            Its: President
    -------------------------                       -------------------------

   Date: 20.09    , 1989                         Date: 20 SEPT, 1989
         ---------                                    --------

                          SUPPLEMENT TO THE AGREEMENT

               ON THE CREATION AND FUNCTIONS OF THE JOINT VENTURE

                                "SOVAM TELEPORT"


                                  THE CHARTER

                              OF THE JOINT VENTURE

         The joint venture "SOVAM TELEPORT", to be referred to below as the "Venture", is established by the Agreement on the creation and functions of the Venture, to be referred to below as "Agreement" and dated

                                  Article 1

         1. The Participants to the Venture are the Institute for Automated Systems, a juridical entity governed by Soviet law, which will be referred to below as "IAS", and the corporation San Francisco/Moscow Teleport Inc., a juridical entity governed by the laws of California, which will be referred to below as "SFMT".

         2. The number of Participants to the Venture is being increased by the admission of Cable & Wireless PLC, a juridical entity governed by the laws of England, which will be referred to below as "C&W", and can be further increased as agreed upon in Article 4 below.

                                  Article 2

         3.               The Venture is established.

                          (i) To organise and operate means for satellite and/or fibre optic digital packet-switching and information transfer between the USSR and the rest of the world;

                          (ii)             To provide users of digital
                                           packet-switched computer
                                           communications in the USSR and the
                                           rest of the world with advanced
                                           means of fulfilling joint
                                           humanitarian projects, commercial
                                           activities and carrying out joint
                                           scientific research;

                          (iii)            To service users of digital
                                           packet-switched computer
                                           communications in the USSR and the
                                           rest of the world by providing goods
                                           and services to them (including the
                                           rendering of consultation and
                                           training on computer technology,
                                           etc.); and

                          (iv) To develop and implement solutions to complex problems of the Venture's customers.

         4. The Venture is established for the purpose of providing high quality digital packet-switched computer communications service and promoting the efficiency of computer and telecommunications facilities on the basis of recent advances in science and technology and achieving stable and profit-making activities for itself.

         5. The Venture's business is that which the Board of Directors may, from time to time, decide and includes the operation and management of packet-switched data networks, the public offering of managed data network services, the management and public offering of electronic mail, messaging and host enquiry services, the undertaking of consultancy contracts, the design and completion of turnkey networking contracts and the design and provision of wide area networking systems and services to customers paying in freely convertible currency and roubles within the USSR and between the USSR and the rest of the world. The Venture will conduct all other activities authorised by the Agreement including conducting such other business as the Board of Directors may decide, from time to time, in accordance with this Charter.

                                  Article 3

         6. The Venture is a legal entity governed by the laws of the Union of Soviet Socialist Republics.

         7. The Venture has full rights as a legal entity from the moment it is registered with the USSR Ministry of Finance.

         8. The Venture has the right on its behalf to conclude contracts, to acquire property rights and personal rights which do not pertain to property, and to fulfil its commitments. The Venture may be called as a plaintiff or defendant in court, in arbitration, or in an arbitration court, as the case may be.

         9. The Venture has the right to carry out directly export and import operations that it deems necessary or convenient for its economic activities. The Venture also has the right to establish independent prices for its services.

         10. The Venture can create branches and representative offices in all countries. The branches of the Venture will be separate legal entities and will not have to answer for any obligations of the Venture, nor will the Venture have to answer for the obligations of its branches.

         11. To carry out its functions, the Venture has the right to make and pay for necessary transport arrangements (including the purchase or rental of vehicles) in the USSR, USA, and other countries.

         12. The Venture has the right to purchase or rent plots of land, buildings (including the housing of the Venture's foreign personnel) and other properties, to receive and pay for communal and other services and to decide on questions concerning design and construction.

         13. The Venture has the right to sign contracts with insurance, transportation and contracting organisations, as well as other organisations that provide services. The Venture may enter into any and all contracts related to the operation or activities of the Venture.

         14. The Venture has the right to transfer information within and outside of the country related to its commercial and organisational functions with the aid of electronic mail or printed correspondence, telegraphs, telephones, teletype, and telefax and through all types of digital, analog and satellite information transfer networks.

         15. If necessary, the Venture may obtain credit on a commercial basis:-

                          (i) In foreign currency from the USSR Vneshekonombank, from banks in foreign countries or from other organisations; or

                          (ii) In Soviet roubles from the USSR Gosbank or from the USSR
                                           Vneshekonombank.  The credit obtained
                                           may be guaranteed by the property of
                                           the Venture.  Guarantees may also be
                                           granted by a third party.  The
                                           Venture will have accounts in the
                                           USSR Gosbank and in the USSR
                                           Vneshekonombank or such other
                                           banking entity acceptable to the
                                           Venture;

                          (iii) The Venture has the right to exchange hard currency according to the official exchange rate of the USSR Gosbank, within the limits of its own hard currency funds in accordance with established procedures.

         16. The Venture will own and use its property within the guidelines of Soviet law and in accordance with its goals and the nature of the property.

         17. The Venture will use all of its property to cover its obligations.

         18. The Soviet government and the Participants in the Venture will not be liable for any of the Venture's obligations and the Venture will not be liable for the obligations of the Soviet government or its Participants.

         19. The Venture's activities shall be governed by Soviet legislation, by the Agreement and by the present Charter, subject to applicable inter-state and inter-governmental agreements mutually established by the USSR, the USA and the UK.

         20. The Venture will have a seal as approved by the Board of Directors of the Venture.

         21.              The Venture is located in Moscow, USSR, Nezdanova
                          Street, 2a.

         22. The official languages of the Venture are Russian and English and these languages are also the working languages of the Venture.

                                   Article 4

         23. The Venture forms the Charter Fund from the contributions of the Participants to enable the functions of the Venture to be carried out. The Charter Fund will increase to an amount equivalent of US$750,000. The size of this capital stock, the relative shares of the Participants and the procedure for forming the capital stock are laid out in the Agreement. The procedures and dates for such contributions to the capital stock of the Venture will be defined by the Board of Directors. The Board of Directors of the Venture will issue certificates indicating the Participants, contributions to the capital stock and their ownership of the capital stock.

         24. None of the Participants to the Venture has the right to transfer its share in the Venture in whole or in part to a third party without first offering its share to the other Participants, who shall have the right to take up such sale share on a pro rata basis in accordance with their existing shareholding.

                          If any Participant fails to take up its pro rata share in the sale share, the remaining Participant(s) shall be entitled to take the whole, on a pro rata basis if more than one Participant. The price of any such transfer will be agreed between the Participants or determined by the Participants purchasing such sale share as the case may be. In no event will the price offered to the Participants with respect to such share be greater than the price at which such share is offered to a third party. Without prejudice to the generality of the foregoing, none of the Participants to the Venture may transfer its share in the Venture, in whole or in part, to a third party at any time during the three (3) years following the initial registration of foundation documents of the Venture incorporating C&W as a Participant, without the prior written consent of all the other Participants.

         25.              The Venture can be financed through equity and debt.
                          Debt financing is to be on terms acceptable to all Participants. The capital stock of the Venture may be supplemented by profits from the economic activities under the decision of its highest body and, if need be, by additional contributions of the Participants in proportion to their shares in the capital stock.

         26. The Participants of the Venture do not possess individual rights to any objects which constitute the property of the Venture, including objects contributed by the Participants to the capital stock of the Venture.

                                   Article 5

         27. The profits in foreign currency and Soviet roubles obtained by the Venture will be retained for use in the activities of the Venture, as determined by the Board of Directors, and will constitute the Venture's funds. Payments will be made to the USSR State Budget as required by Soviet law. Remaining profits shall be distributed among the Participants in proportion to their shares in the capital stock of the Venture on such terms as the Participants shall, from time to time, agree.

         28.              The Venture will create the following funds:-

                          (i) A reserve fund not to exceed twenty five percent (25%) of the capital stock of the Venture;

                          (ii) A fund for research and development of production, science and technology;

                          (iii) A fund for employee benefit, including financial and social benefits and necessary housing;

                          (iv)             A special purpose fund; and

                          (v)              Other funds.

         29. The Board of Directors will determine the composition, aim, size, sources and the procedure for using each fund and the funds will be completely at the disposal of the Venture.

         30. The profits of the Venture minus the sums that are due to the USSR State Budget as specified by Soviet legislation and the sums allocated to the funds should be distributed among the participants in proportion to their shares in the capital stock on such terms as the Participants agree.

                                   Article 6

         31. The highest body of the Venture is the Board of Directors, which is comprised of the members appointed by the Participants, under the condition that there will be at all times an equal number of members designated by each Participant and at least one member from each Participant, save where a Participant's percentage holding falls below twenty five percent (25%), in which case that Participant shall only be entitled to appoint one member.

         32. A member of the Board of Directors may resign at any time from the Board of Directors without providing the reasons. In such event he shall be replaced by a reserve member appointed by the same Participant who appointed the resigning member.

         33. A member of the Board of Directors may appoint an alternate director and shall simultaneously notify the Board of such appointment.

         34. Representatives of IAS, SFMT and C&W will be appointed as the Chairman of the Board of Directors on an annual rotating basis within sixty (60) days after the Shareholders' Annual General Meeting.

         35. The Board of Directors has the right to make decisions on any question concerning the functions of the Venture. The Board of Directors will have the exclusive right and authority:-

                          (i)              To introduce changes and additions
                                           in this Charter;

                          (ii) To determine major policies and directions for the operations of the Venture and long-term plans and determine and approve reports for its activities and to approve the annual operating plan and annual budget;

                          (iii) To introduce changes in the size of the capital stock of the Venture;

                          (iv) To determine the administrative structure of the Venture;

                          (v) Subject to Article 9.54 below, to appoint and, if need be, relieve of duty the General Director and his first and other deputies;

                          (vi) To appoint the members of the Audit Committee and to approve of its reports and conclusions;

                          (vii) To determine the size, procedure and time for introducing additional contributions, subject to any
                                           Participant's right to convert any
                                           existing loan into equity;

                          (viii) To determine the schedule for creating and using the funds, the distribution of profits and the procedures for covering or otherwise managing losses;

                          (ix) To deal with questions pertaining to the establishment and closing of branches and representative offices;

                          (x) To make decisions on obtaining credit in excess of that figure from time to time stipulated in the annual operating plan;

                          (xi)             To introduce new participants to the
                                           Venture;

                          (xii) To make decisions on the liquidation of the Venture;

                          (xiii) To choose a Liquidation Committee, to appoint and relieve its members and to approve its reports;

                          (xiv)            To decide on the salaries and
                                           bonuses of the members of the Board
                                           of Directors, top management, members
                                           of the Audit Committee and
                                           assistants; and

                          (xv) To approve contracts (whether between the Venture and one or all of the Participants or with third parties) that are not authorised by the Board of Directors in the annual plans or budgets for that year and that require the Venture to spend more than US$50,000 or its equivalent in foreign currency.

         36. The Board of Directors has the right to delegate certain functions, including ones which the present Charter describes as being within the authority of the Board of Directors, to the General Director for resolution or action.

                                   Article 7

         37. The Board of Directors will review issues pertaining to the activities of the Venture and will make decisions concerning them at its meetings.

         38. Each member of the Board of Directors, the General Director of the Venture and the First Deputy General Director will have the right to introduce issues for the consideration of the Board of Directors.

         39. Regular meetings of the Board of Directors will be held to the extent that the Board of Directors deems necessary, but not less than six (6) times per year or as the Board of Directors shall otherwise decide.

         40. Special sessions of the Board of Directors may be convened by the Chairman of the Board of Directors, by any member of the Board of Directors or any Participant to the Venture, or by the General Director of the Venture or the First Deputy General Director.

         41. The time and place for holding meetings of the Board of Directors will be determined by the Board of Directors.

         42. The Chairman of the Board of Directors or the Deputy Chairman will be responsible for organising each meeting of the Board of Directors and will notify the members of the Board of Directors in writing (including by telex or electronic means) sixty (60) days before the scheduled meeting date. The notice will include the exact time and place and a general agenda for the meeting.

         43. The Chairman of the Board of Directors will serve as the Chairman of the meeting. In his absence, the Deputy Chairman will so serve.

         44. The Chairman will appoint a Secretary who will be responsible for keeping the minutes of each meeting. All of the members of the Board of Directors will have an opportunity to review the minutes. The minutes will state who was present at the meeting, how the members voted, what matters were discussed, which decisions were made and what particular opinions were presented. Each member of the Board of Directors will sign the minutes after being personally satisfied in their accurateness.

         45. Any member of the Board of Directors who is unable to participate in a meeting may create a written proxy, granting to its representative the power to participate in the meeting and to cast votes on its behalf. Representatives so appointed will strictly observe the directions of the member regarding participation and voting as set forth in that written proxy. Their representative, pursuant to a duly-authorised proxy, may sign the minutes on behalf of a member of the Board.

         46. Each member of the Board of Directors, including the Chairman, will have one vote. However, in addition to the votes held by the members appointed by C&W, three
                          (3) additional votes will be exercisable by those said members in the following circumstances:-

                          (i) At every meeting of the Board of Directors convened for the approval of the annual operating plan and annual budget until such time as C&W recovers full payment of all interest and loan; and/or

                          (ii) At every meeting of the Board of Directors, notwithstanding Article
                                           8.50 hereafter, during each quarter
                                           following two (2) consecutive
                                           quarters in which the Venture has
                                           losses or negative operational
                                           cashflows, where such losses or
                                           negative cash flows have not been
                                           previously approved in the annual
                                           operating plan of the Venture.

         47. Meetings will be deemed validly held and a quorum present if at least three (3) of the six (6) members of the Board are present, one representing each Participant.

         48. The Board of Directors will discuss the results of each fiscal year's activities at an annual general meeting to be held no later than three (3) months after the end of that fiscal year.

                                   Article 8

         49. Subject to Article 7.46 and Article 8.50 below, at any meeting of the Board of Directors, resolutions proposed on issues or questions raised with and required to be decided by simple majority of the Board of Directors will only be adopted it at least one member representing each Participant has voted in favour thereof.

         50. A unanimous vote of all of the members of the Board of Directors or their authorised representatives will be necessary when dealing with the following issues:-

                          (i)              Any alterations of or additions to
                                           this Charter;

                          (ii) Approvals of proposals for changes in the size of capital stock;

         (iii) Determining the size, procedure and terms of requests for additional capital contributions from the Participants, subject to any Participant's rights to convert any existing loan into equity;

         (iv) Appointment or anticipatory termination of the General Director, the First Deputy General Director and/or other deputies and/or members of the management;

         (v) Appointment of the members of the Audit Committee and approval of its reports and conclusions;

         (vi) Reviewing issues regarding liquidation of the Venture, the selection of a Liquidation Committee, the appointment and recall of its members and the approval of final reports;

         (vii)   Introducing new participants to the Venture;

         (viii) Determining the procedure for distribution of profits and determining the procedure for covering losses;

         (ix) Determining major policies and new business and services directions in addition to the business as defined in Article
                 2.5 for the operations of the Venture;

         (x) Making decisions on obtaining credit in excess of that figure from time to time specified in the annual operating plan;

         (xi) Determining the salaries and bonuses of the members of the Board of Directors, top management, members of the Audit Committee and assistants; and

         (xii) Approving contracts (whether between the Venture and one or all of the Participants or with third parties) that are not in the annual plans or budgets for year and that require the Venture to spend more than US$50,000 or its equivalent in foreign country.

51. In the event that the Members of the Board of Directors fail to reach a unanimous decision on any issue and if the issue remains outstanding for a period thirty (30) days, it shall be referred to the Chairman/Chief Executive of the Participants who shall meet to resolve the issue within thirty (30) days of any referral. Then:-

         (i) If the Chairman/Chief Executive fails to resolve the issue and the issue remains outstanding, then the dissenting Participant may serve on the other Participants a notice of sale ("Sale Notice") requiring each of them to buy the dissenting Participant's percentage holding, together with the benefit of all loans made by the dissenting party pro rata to their respective holdings on the terms stipulated in the Sale Notice. The Sale Notice shall stipulate the percentage holding, the price and terms of payment. The other

                 Participants shall be entitled to introduce a third party to replace the dissenting Participant and the latter shall not unreasonably withhold its consent to the admission of the third party. The dissenting Participant may withdraw such Sale Notice any time prior to the expiry of the above referred thirty (30) day period;

         (ii) If, within thirty (30) days of receipt of such Sale Notice, the non-dissenting Participant(s), whether collectively or individually, refuse to accept the terms of such Sale Notice, then each of them may serve their own respective Sale Notice on the dissenting Participant, requiring the latter to acquire the whole of their respective percentage holding within thirty
                 (30) days, together with the benefit of all loans made by the non-dissenting Participant, as stipulated in the Sale Notice, for the price stipulated in the Sale Notice of the dissenting Participant; and

         (iii) The dissenting Participant shall, on completion of the sale, procure the resignation of all Directors appointed or deemed appointed by the dissenting Participant and shall do all such things and execute all such documents as may be necessary to give effect to the sale pursuant to such Sale Notice.

52. By unanimous action of the members of the Board of Directors, decisions and votes of the Board of Directors may be validly made in writing (including agreement by telex or electronic means) without an actual meeting, and will have the same power and legal force as a decision made at a valid meeting of the Board of Directors.

                                   Article 9

53. The day-to-day activities of the Venture will be conducted by the management, headed by the General Director and one (1) or more co-Directors or the First Deputy General Director.

54. The structure and staff of the management will be formed of the persons nominated by the Participants and approved and appointed by the Board of Directors.

55. The General Director and the First Deputy General Director and such other management personnel where respective functions and responsibilities shall be determined by the Board of Directors, shall be nominated, approved and appointed in accordance with the foregoing
         Article 9.54.

56. The General Director and any co-Director or First Deputy General Director will report to the Board of Directors and will have operational responsibility for the actions of the Venture and the fulfilment of the tasks and functions assigned.

57. The General Director and any co-Director or First Deputy General Director of the Venture:-

         (i) Will manage the business and be responsible for the general supervision of the economic and financial activities of the Venture;

         (ii) Will be responsible for implementing the annual operating plan and budget for the Venture and submitting revisions and updates on the same every three (3) months to the Board of Directors;

         (iii) Will hire and dismiss employees, with the exception of members of the management;

         (iv) Will carry out all decisions of the Board of Directors and present reports to the Board of Directors concerning their implementation;

         (v) Will manage and protect the property of the Venture, including its funds, as authorised by the Board of Directors;

         (vi) Subject of Article 6.35(15) will conclude commercial contracts on behalf of the Venture, without proxies, and ensure that they are fully performed;

         (vii) Will perform all other functions stipulated in this Charter or specified by the Board of Directors;

         (viii) Will represent the Venture in dealings with other organisations, ventures and entities and also with government organisations of participating countries and third countries with respect to all matters concerning the Venture or its activities as permitted by the Agreement or this Charter.

         (ix) Will deal with questions pertaining to the establishment and closing of branches and representative offices.

58. The management will have the right to carry out foreign currency transactions in accordance with the decisions of the Board of Directors.

59. The General Director will have the right to make decisions on all other matters concerning the Venture that are not within the exclusive jurisdiction of the Board of Directors. Subject to Article 6.35(15), the General Director, the First Deputy General Director, and other person(s) so appointed in writing by the management may sign contracts and other legal documents on behalf of the Venture.

                                   Article 10

60. The Venture will have independent economic status and will function on the basis of complete self-support, hard currency self-repayment and carry out its activities in accordance with the annual productivity plan and other plans approved by the Board of Directors.

61. The Venture will conduct its bookkeeping, statistical record keeping and reporting activities in accordance with applicable Soviet law and generally accepted U.S. accounting principles. All books, records, minutes, accounts and any other documents maintained by the Venture will be prepared in Russian and English.

62. Bookkeeping documents of the Venture will be kept in Russian and in English. Expenses and revenues will be entered on the books of the Venture in roubles or in foreign currency.

63. The Venture may obtain credit from Soviet and/or foreign finance organisations and from foreign firms in accordance with applicable USSR procedures.

64. The fiscal year of the Venture will begin on 1st January and end on 31st December of each calendar year.

65. At the end of each fiscal year or promptly thereafter at a time and place specified by the Board of Directors, the General Director will present a report of the activities of the Venture during that fiscal year, including proposals concerning the distribution of profits, to the Board of Directors for its review.

66. The audit review of the economic and commercial activities of the Venture will be conducted by Ernst & Young, or any such other party as the Board of Directors shall decide, and which will be paid for this service.

67. General monitoring of the financial and economic activities of the Venture and its branches will be carried out by the Audit Committee, which shall consist of three (3) members.

68. The Chairman and members of the Audit Committee will be nominated by the Participants with an equal number of nominees designated by each of the Participants and approved by the Board of Directors.

69. The Chairman of the Audit Committee will be appointed alternately from among representatives of each Participant.

70.      The members of the Audit Committee will hold office for terms of two
         (2) years and may be re-appointed.

71. The Audit Committee is responsible for its activities to the Board of Directors and will submit its audit reports, as well as its commentary on those reports, to the Board of Directors in writing at least two
         (2) times per year.

                                   Article 11

72.      The management of the Venture may conclude a collective
                          bargaining agreement with the trade union associated with the Venture. The content of this agreement will be determined in accordance with Soviet law.

         73. The salaries, work hours, vacations and social security benefits available to Soviet employees of the Venture will be governed by Soviet law.

         74. The Venture may hire foreign specialists to work for the Venture on the basis of individual contracts with each such person.

         75. The salaries, vacations, pensions and other benefits available to foreign employees of the Venture will be governed by individual contracts to be concluded by the management of the Venture with each such person. The norms of Soviet legislation should be applied to foreign employees in all other respects.

         76. The Venture will pay set sums to the USSR State Budget for the social insurance of Soviet and foreign employees and the pensions of Soviet employees in amounts and at rates determined for Soviet State organisations.

         77. The pension benefits of foreign employees hired by the Venture will be transferred directly to the appropriate pension funds of the country of their permanent residence.

         78. The salaries and bonuses of foreign employees paid in foreign currency and not spent in the USSR may be freely transferred abroad at the request and in sole discretion of these persons.

         79. The Venture will have the independent right to hire and dismiss employees in accordance with labour agreements it may have concluded with them.

                                   Article 12

         80. A Liquidation Committee consisting of representatives from each of the Participants will be established if there is a decision to liquidate the Venture pursuant to the Agreement or applicable Soviet law.

         81. If the Venture's activities do not conform to the tasks and goals stipulated by the present Charter and the Agreement, the Council of Ministers of the USSR may also decide to liquidate the Venture by written notice to the Venture.

         82.              If the Venture is liquidated:

                          (i) The Board of Directors shall form the Liquidation Committee, will prepare a financial statement of the Venture and compile a proposed liquidation schedule and present them to the Board of Directors for approval;

                          (ii) The Board of Directors will decide how to dispose of all property of the Venture;

         (iii) All property leased or loaned to the Venture will be returned to the owners thereof; all rental fees to that Participant and unpaid at the moment of liquidation will be added to the total amount due to that Participant upon the final division of funds; and

         (iv) The capital stock of the Venture and other funds remaining after satisfying the valid demands of the Venture's creditors will be divided proportionately among the Participants of the Venture according to their respective contributions from time to time to the capital stock of the Venture. The liquidation shall be registered with the USSR Ministry of Finance.

                                   Article 13

This amended Charter is effective on and from the date of its registration with the RSFSR Ministry of Finance or other appropriate authority.

                      Legal Addresses of the Participants:

Institute for Automated Systems        San Francisco/Moscow Teleport Inc.,
103009 Moscow,                         3278 Sacramento Street,
Mezhdanova Street, 2a.                 San Francisco,
4115 USSR.                             California 94115,
                                       U.S.A.
IAS      SFMT
 ....................                   ....................

DATE:                                  DATE:

103009 Moscow,                         3278 Sacramento Street,
Nezhdanova Street, 2a,                 San Francisco,
4115 USSR.                             California 94115,
                                       U.S.A.

                 AMENDMENTS AND CHANGES NO. 1 TO THE AGREEMENT
               ON THE CREATION AND FUNCTIONS OF THE JOINT VENTURE
                   "SOVAM TELEPORT" DATED 20TH SEPTEMBER 1989

The Institute for Automated Systems ("IAS"), a juridical person under the laws of the Russian Federation, and San Francisco/Moscow Teleport, Inc. ("SFMT"), a juridical person under the laws of California, USA and Cable and Wireless Plc ("C&W") a juridical person under the laws of England hereby agree to the following:-

A. In connection with the admission of Cable and Wireless plc as a Participant in Sovam Teleport and pursuant to Article 22 of the Agreement On the Creation and Functions of the Joint Venture, IAS, SFMT and C&W have agreed to make the following changes to the said Joint Venture Agreement which shall be amended to read as indicated below, and shall otherwise remain unchanged:-

1.       Amend the names of the Parties to state as follows:-

         "The Institute for Automated Systems ("IAS"), a juridical person under the laws of the Russian Federation, and San Francisco/Moscow Teleport, Inc. ("SFMT"), a juridical person under the laws of California, USA and Cable and Wireless Plc ("C&W") a juridical person under the laws of England hereby, agree to the following:"

2.       Amend ARTICLE 1 as follows:-

         (i) Replace the words "hereby establish" in the first line with "have established".

         (ii) Replace "USSR" in the second line of Article 1 with "Russian Federation".

         (iii)   Replace the words "is to be" in the third line with "was".

         (iv) Replace the words "information between the USSR and the USA" in the fourth line with "information within and between the Russian Federation and/or other members of the Commonwealth of Independent States ("CIS") and the world".

         (v) Replace "USSR" in the fifth line with "Russian Federation and the other members of the CIS".

         (vi)    Replace the word "USA" in the sixth line with "the world".

         (vii) Replace "USSR" in the tenth line of Article 1 with "Russian Federation and the other members of the CIS".

         (viii) Insert a new sentence at the end of Article 1 to read as follows:-

                 "The Venture conducts the Business as defined in this Article 1 below and will conduct such other business as the Board of Directors may decide from time to time in accordance with this Agreement and the Charter."

         (ix) Add a definition of the Business of Sovam Teleport at the end of Article 1 to read as follows:-

                 "THE BUSINESS" means the operation and management of packet switched data networks, the public offering of managed data network services, the management and public offering of electronic mail, messaging and host enquiry services, the undertaking of consultancy contracts, the design and completion of turnkey networking contracts and the design and provision of wide area networking systems and services to customers paying in freely convertible currency and to rouble paying customers within the Russian Federation and/or other members of the CIS and between the Russian Federation and/or other members of the CIS and the rest of the world and in addition to the aforesaid such other business as the Board of Directors may from time to time decide.

3.       Amend Article 2 by replacing "USSR" with "Russian Federation".

4. Amend ARTICLE 3 by replacing the words "will be" in the first line with "is".

5.       Replace the first two sentences of ARTICLE 4 to read as follows:-

         The Venture is a legal entity governed by the applicable laws of the Russian Federation. The Venture is established, and will function and conduct its activities in accordance with the applicable laws of the Russian Federation, this Agreement, and the Charter, which is an integral part of this Agreement and such other agreements which the Parties may enter into from time to time."

6.       Amend ARTICLE 5 as follows:

         (i) In the first sentence of ARTICLE 5 replace "USSR" with "Russian Federation".

         (ii)    Add the following sentence at the end of ARTICLE 5:

                 "This amended Agreement is effective from the date of registration with the Russian Federation Ministry of Finance or other appropriate government authority."

7.       Amend ARTICLE 6 to read as follows:-

         "The Charter Fund of the Venture will be increased to US$750,000 formed by the contributions of the relevant Participants. IAS has contributed the sum of US$250,000 in roubles and will thus own 33.33% share in the Venture. The conversion of this sum from US dollars into roubles has been made in accordance with the official exchange rate of the USSR Gosbank on the day of the contribution. SFMT has contributed the sum of US$250,000 and will thus own 33.33% in the Venture. C&W will contribute the sum of US$250,000 and will thus own 33.33% in the Venture. C&W will make its cash contribution of US$250,000 to the Charter Fund of the Venture, to the Venture's accounts in the Vneshekonombank, or such other banking entity acceptable to the Venture, respectively, within thirty (30) days after the opening of the accounts, provided that the registration of the amended Joint Venture Agreement with the Russian Federation Ministry of Finance (or such other relevant governmental authority) will have been completed."

8. Amend ARTICLE 9 by replacing the word "either" in the second line with "any" and by the deletion of the last sentence.

9.       Amend ARTICLE 10 to read as follows:

         "The property of the Venture will be insured by Ingosstrakh or such other joint-stock insurance company acceptable to the Venture".

10.      Amend ARTICLE 11 as follows:-

         (i)     Replace "executive" in the first line with "management".

         (ii)    Replace "four(4)" in the third line with "six(6)".

         (iii) Insert a new fourth and fifth sentence to read "The Management will be formed of the persons nominated by the Participants and approved and appointed by the Board of Directors, and shall include the General Director, a First Deputy General Director, and such other management personnel whose respective functions and responsibilities shall be determined by the Board of Directors. The Management will be headed by the General Director." and delete the words "who will be appointed by the Board of Directors. The Management is formed of the persons appointed by the Participants."

11.      Amend ARTICLE 13 as follows:-

         (i) Replace the words "may carry" with "carries" in the first line.

         (ii) Replace "USSR" with "Russian Federation and the other members of the CIS".

         (iii) Replace the words "or tariffs" with "or customs-related tariffs (for the avoidance of doubt, such tariffs shall not include those commonly referred to as telecommunications tariffs)".

         (iv)    In the last line replace "Soviet" with "applicable".

12.      Amend ARTICLE 14 as follows:-

         (i)     Replace the word "will" in the first line with "can".

         (ii)    Replace the word "Soviet" with "applicable".

         (iii) Insert a new sentence between "trademark rights." and "Procedures.." in the fourth line to read as "The right to use any intellectual and industrial property rights developed by the Venture will be licensed to the Participants on terms to be agreed by the Board of Directors."

         (iv)    Replace "either" in the eighth line with "any".

         (v) In the third sentence replace "USSR" with "Russian Federation and the other members of the CIS".

         (vi) Insert a new sentence between "the Venture." and "The" in the eighth line to read as "In the event of liquidation of the Venture the Participants shall be entitled freely to exploit all intellectual property rights developed by the Venture."

         (vii)   Add a new paragraph to the Article to read as follows:-

                 "Any intellectual property rights owned by or used by the Participants, subject to any sub-license, and which are used by the Venture will remain the property of the Participant which owns the right, or subject to any such sub-license as aforementioned, and no rights of ownership in respect of that right are acquired by the Venture unless specifically assigned or licensed by the Participant to the Venture."

13. Amend ARTICLE 15 by replacing the word "other" in the eighth line with "disclosing"

14. Amend ARTICLE 16 by replacing "USSR" in the second and sixth lines with "Russian Federation and the other members of the CIS".

15.      Amend ARTICLE 18 as follows:-

         (i)     Replace "Soviet" throughout the Article with "applicable".

         (ii)    Replace "USSR" with "Russian Federations".

         (iii) Replace the words "upon request" in the first line with "monthly and whenever requested".

         (iv) Insert between "Board of Directors" and "will be distributed" in the eighth line the words "and after full repayment of any interest and principal of any debt owed to any of the Participants.

         (v) Insert "and C&W" in the eleventh line between "SFMT" and "will have".

16.      Amend ARTICLE 19 to read as follows:-

         "Failure by any Participant to carry out any of its responsibilities under this Agreement will not be a violation of the Agreement if caused by an event of "force majeure", namely, an event beyond the reasonable control of that Participant including but not limited to, industrial disputes, natural disaster, acts or regulations of any governmental or supranational bodies or authorities and none of the Participants shall be liable or have any responsibility of any kind for any loss or damage thereby incurred or suffered by the Venture."

17.      Amend ARTICLE 20 to read as follows:-

         (i) Replace "USSR" and insert "Russian Federation" in the third line.

         (ii)    Delete the second sentence entirely.

         (iii) Delete and replace the third sentence with "In the event of liquidation of the Venture, the Participants will receive monetary returns and/or return of their assets according to
                 Article 12.81 of the Charter."

         (iv)    Insert a new paragraph to read as follows:-

         "Without prejudice to the generality of the foregoing or to their respective rights and remedies at law or hereunder, C&W and SFMT have the right to withdraw from the Venture if any of their respective interests are expropriated or nationalised or if distribution of profits to C&W and/or SFMT is prevented in any way as a result of any change in applicable laws or regulations."

18.      Replace ARTICLE 21 as follows:-

         "All disputes or differences which arise out of or in connection with this Agreement or out of its construction, operation, termination or cancellation shall be settled by means of negotiations between the Participants. If the Participants cannot settle any such dispute or difference within twenty-one (21) days after first conferring, then such dispute or difference shall be settled by arbitration. The award of the arbitrators shall be final and binding upon the Participants. The arbitration shall be in accordance with the UNCITRAL Arbitration Rules in effect on the date of this Agreement, except that in the event of any conflict between those Rules and the arbitration provisions of this Agreement, the provisions of this Agreement shall govern. The Stockholm Chamber of Commerce shall be the appointing authority except for the specific provisions contained in points (i),
         (ii) and (iii) below.

         The number of arbitrators shall be three. Each party to the arbitration proceedings shall appoint one arbitrator. If two of the Parties are joint claimants or joint respondents they shall together appoint one arbitrator. If within fifteen (15) days after receipt of the claimant's notification of the appointment of an arbitrator the respondent has not, by telegram or telex, notified the claimant of the name of the arbitrator he appoints, the second arbitrator shall be appointed in accordance with the following procedures:

         (i) if the respondent is IAS, the second arbitrator shall be appointed by the Russian Chamber of Commerce and Industry (or its successor);

         (ii) if the respondent is C&W, the second arbitrator shall be appointed by the President of the Law Society of England and Wales;

         (iii) if the respondent is SFMT, the second arbitrator shall be appointed by the American Arbitration Association, San Francisco, California, USA;

         (iv) if within fifteen (15) days after receipt of the request from the claimant, the Russian Chamber of Commerce and Industry (or its successor) or the President of the Law Society of England and Wales or the American Arbitration Association of San Francisco, California, USA, as the case may be, has not, for any reason whatsoever, by telegram or telex, notified the claimant of the name of the second arbitrator, the second arbitrator shall be appointed by the Stockholm Chamber of Commerce. The two arbitrators thus appointed shall choose the third arbitrator who will act as the presiding arbitrator of the tribunal. If within thirty (30) days after the appointment of the second arbitrator, the two arbitrators have not agreed upon the choice of the presiding arbitrator, then at the request of any party to the arbitration proceedings the presiding arbitrator shall be appointed by the Stockholm Chamber of Commerce and shall be of a nationality other than that of the Russian Federation, British, or American.

         The arbitration, including the making of the award, shall take place in Stockholm, Sweden and (except in those cases where this Agreement expressly refers to the applicability of Russian law) the arbitrators shall resolve any such dispute or difference referred to them in accordance with the substantive laws of Sweden.

         All submissions and awards in relation to arbitration hereunder shall be made in English and all arbitration proceedings shall be conducted in English."

19. Amend ARTICLE 23 by replacing "Soviet" with "Russian" and the words "under the guidance and subject to the discretion of the Board of Directors." with "and through the General Director will be responsible for the hiring and dismissal of employees provided however, that the following members of the Management may only be dismissed upon the prior approval of the Board of Directors: the General Director, the First Deputy General Director and any other persons to whom this
         Article 23 shall apply by decision of the Board."

20. Amend ARTICLE 24 by replacing "USSR" with "Russian Federation and the other members of the CIS".

B. The parties agree that this Agreement for Amendments and Changes No. 1 is an indispensable part of the Joint Venture Agreement and shall be read and construed together with the aforementioned Joint Venture Agreement.

C. Pursuant to Article 22 of the Joint Venture Agreement, changes and additions must be presented in written form and signed by the authorised representatives of IAS and SFMT. The signatures as appear below constitute such authorisation.

D. The legal addresses of the Participants shall be amended to include the following address of Cable and Wireless plc as follows:-

                 "Cable and Wireless Plc
                 Mercury House
                 Theobalds Road
                 London WC1X 8RX
                 England"

E. This Amendments and Changes No.1 to the said Joint Venture Agreement is executed this [26] day of [May 1992] in six original copies, Russian and English, all versions being identical and equally valid and is effective on and from the date of its registration with the Russian Federation Ministry of Finance or other appropriate authority.


                          Signed for the Participants:

Signed by [W. A. Jones]
for and on behalf of
CABLE AND WIRELESS PLC                      /s/ W. A. JONES
                                            -----------------------------------
                                                   Senior Manager


Signed by [O. L. Smirnov]
for and on behalf of
THE INSTITUTE FOR AUTOMATED SYSTEMS         /s/ O. L. SMIRNOV
                                            -----------------------------------
                                                     Director

Signed by [                       ]
for and on behalf of
SAN FRANCISCO/MOSCOW TELEPORT, INC.         /s/ [ILLEGIBLE]
                                            -----------------------------------
                                                     Director